Exhibit 21.1
List of Subsidiaries
Colonial Properties Trust/Colonial Realty Limited Partnership

Jurisdiction
of
Name			Formation
1.	Colonial Realty Limited Partnership (CRLP) Delaware
	A.	Colonial Properties Services Limited Partnership	Delaware
	B.	Colonial Properties Services, Inc. (CPSI)	Alabama
		1. Heathrow 4, LLC	Delaware
		2. Heathrow Oakmonte, LLC	Delaware
		3. The Colonnade/CLP Management LLC	Delaware
		4. Colonial CPSI Colonnade LLC	Delaware
		5. Colonial Construction Services L.L.C.	Delaware
		6. CPSI Mizner, LLC	Delaware
		7. Montecito Mizner, LLC	Delaware
		8. CPSI James Island, LLC	Delaware
		9. Montecito James Island, LLC	Delaware
		10. CPSI Huntsville TIC Investor I LLC	Delaware
		11. CPSI Huntsville TIC Investor II LLC	Delaware
		12. CPSI Huntsville TIC Investor III LLC	Delaware
		13. Walkers Chapel Road, LLC	Alabama
		14. Highway 31 Alabaster, LLC	Alabama
		15. Highway 31 Alabaster Two, LLC	Alabama
		16. First Ward MB, LLC	Georgia
		17. First Ward Residential, LLC	North Carolina
		18. Forty Seven Canal Place, LLC	Alabama
		19. CPSI Randall Park LLC	Delaware
		20. Lanesboro at Heathrow LLC	Florida
		21. Sam Ridley, LLC	Delaware
		22. Midtown Redevelopment Partners, LLC	North Carolina
		23. Monterey at Lakewood Ranch, LLC	Delaware
		24. CPSI-Winter Haven, LLC	Delaware
		25. Regents Park LLC	Georgia
		26. Regents Park Phase II LLC	Georgia
		27. 1755 Central Park Road Condominiums, LLC	Delaware
		28. The Azur at Metrowest, LLC	Delaware
		29. Capri at Hunter’s Creek Condominuims, LLC	Delaware
		30. CPSI-UCO LLC	Alabama
		31. CPSI-UCO Spanish Oaks, LLC	Alabama
		32. CPSI-UCO Grander, LLC	Alabama
		33. CPSI-UCO Cypress Village I, LLC	Alabama
		34. CPSI-UCO Cypress Village II, LLC	Alabama
		35. CPSI-UCO Cypress Village III, LLC	Alabama
	C.	Parkway Place Limited Partnership	Alabama
	D.	Colonial Commercial Contracting LLC	Delaware
	E.	CRLP/CMS, L.L.C.	Delaware
		1. CMS/Colonial Multifamily Canyon Creek JV, LP	Delaware
		2. CMS/Colonial Multifamily Hickory Point JV LLC	Delaware
	F.	CRLP/CMS II, L.L.C.	Delaware

Jurisdiction
of
Name		Formation
G.	Heathrow E, LLC	Delaware
H.	Heathrow F, LLC	Delaware
I.	Heathrow 3, LLC	Delaware
J.	Heathrow G, LLC	Delaware
K.	Heathrow 6, LLC	Delaware
L.	Heathrow I, LLC	Delaware
M.	Highway 150, LLC	Alabama
N.	600 Building Partners	Alabama
O.	Colonial/Polar BEK Management Company	Alabama
P.	G & I III Madison, LLC	Delaware
Q.	G & I III Meadows, LLC	Delaware
R.	G & I III Colony Woods, LLC	Delaware
S.	G & I IV Cunningham LP	Delaware
T.	Parkside Drive LLC	Tennessee
U.	CRLP VOP, LLC	Delaware
	1. VOP Beltline Limited Partnership	Delaware
V.	CP D’Iberville JV LLC	Alabama
	1. Colonial/DPL JV LLC	Alabama
W.	TA-Colonial Traditions LLC	Delaware
X.	The Colonnade/CLP LLC	Delaware
Y.	CRLP Durham, LP	Delaware
Z.	CRLP Roswell, LP	Delaware
AA.	G & I V Riverchase LLC	Delaware
BB.	Walkers Chapel Road Two, LLC	Alabama
CC.	Belterra Investors LLC	Delaware
DD.	Bham Lending LLC	Delaware
EE.	Colonial 100/200 Owner, LLC	Delaware
FF.	Colonial 300/500 Owner, LLC	Delaware
GG.	Colonial Retail Owner, LLC	Delaware
HH.	Colonial Retail Development, LLC	Delaware
II.	Colonial North Development, LLC	Delaware
JJ.	Colonial East Development, LLC	Delaware
KK.	CPSI St. Andrews, LLC	Delaware
	1. Montecito St. Andrews, LLC	Delaware
LL.	McDowell — CRLP McKinney JV, LLC	Delaware
MM.	CP Nord du Lac JV, LLC	Delaware
NN.	G & I IV Harrison Grande LP	Delaware
OO.	Parkside Drive Farragut, LLC	Tennessee
PP.	Highway 11/31 LLC	Delaware
QQ.	CRLP Huntsville TIC Investor I LLC	Delaware
	1. BR Cummings Research Park Portfolio I, TIC-2, LLC	Delaware
RR.	CRLP Huntsville TIC Investor II LLC	Delaware
	1. BR Cummings Research Park Portfolio II, TIC-2, LLC	Delaware
SS.	CRLP Huntsville TIC Investor III LLC	Delaware
	1. BR Cummings Research Park Portfolio III, TIC-2, LLC	Delaware
TT.	CRLP Crescent Lane LLC	Delaware
UU.	BR Cummings Research Place Development, LLC	Alabama
VV.	CLNL Acquisition Sub LLC	Delaware
	1. Cornerstone NC Operating Limited Partnership	Virginia
	2. CRIT — NC Three LLC	Delaware
	3. CRIT Special II LLC	Delaware
	4. CRIT-VA III LLC	Delaware
	5. Deposit Waiver LLC	Delaware
	6. Marsh Cove Apartments LLC	Georgia

Jurisdiction
of
Name		Formation
	7. Merritt at Godley Station, LLC	Georgia
	8. Merry Land Property Management, LLC	Delaware
	9. ML James Island Apartments, L.P.	Georgia
	10. St. Andrews Place Apartments, LLC	North Carolina
	11. St. Andrews Place II, LLC	North Carolina
	12. Timber Crest Apartments, LLC	North Carolina
	13. Trinity Commons Apartments, LLC	North Carolina
	14. Trinity Commons II, LLC	North Carolina
	15. Waters Edge Apartments LLC	Georgia
	16. Merritt at Godley Station II, LLC	Georgia
	17. West Wind Landing LLC	Georgia
WW.	Colonial Retail JV LLC	Delaware
XX.	Colonial Office JV LLC	Delaware
	1. CRT Ravinia MZ LLC	Delaware
	2. CRT Ravinia LLC	Delaware
	3. ACP Fitness Center LLC	Georgia
YY.	Colonial Office Holdings LLC	Delaware
	1. DRA/CLP Office LLC	Delaware
	2. DRA/CLP 600 Townpark Office Orlando LLC	Delaware
	3. DRA/CLP 901 Maitland Orlando LLC	Delaware
	4. DRA/CLP Bayside Tampa LLC	Delaware
	5. DRA/CLP Blue Lake Birmingham LLC	Delaware
	6. DRA/CLP Colonnade Office Birmingham LLC	Delaware
	7. DRA/CLP Colonnade Retail Birmingham LLC	Delaware
	8. DRA/CLP Concourse Center Tampa LLC	Delaware
	9. DRA/CLP CP Tampa LLC	Delaware
	10. DRA/CLP Downtown Plaza Birmingham LLC	Delaware
	11. DRA/CLP Esplanade Charlotte GP LLC	Delaware
	12. DRA/CLP Esplanade LP	Delaware
	13. DRA/CLP Heathrow Orlando LLC	Delaware
	14. DRA/CLP Heathrow Orlando 1000 LLC	Delaware
	15. DRA/CLP Independence Plaza Birmingham LLC	Delaware
	16. DRA/CLP International Park Birmingham LLC	Delaware
	17. DRA/CLP The Peachtree Atlanta LLC	Delaware
	18. DRA/CLP Peachtree Parking LLC	Delaware
	19. DRA/CLP Research Park Plaza Austin GP LLC	Delaware
	20. DRA/CLP Research Park Plaza Austin LP	Delaware
	21. DRA/CLP Riverchase Center Birmingham LLC	Delaware
	22. DRA/CLP Townpark Office Orlando LLC	Delaware
	23. DRA/CLP Townpark Retail Orlando LLC	Delaware
ZZ.	Colonial Retail Holdings LLC	Delaware
	1. OZ/CLP Alabaster LLC	Delaware